Exhibit 10

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 12 to Registration Statement No. 33-41622 on Form N-1A of our report dated January 9, 2001 appearing in the Annual Report of Merrill Lynch Latin America Fund, Inc. for the year ended November 30, 2000, and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
March 8, 2001